EXHIBIT 10.537

EXECUTION COPY

LICENSE AGREEMENT

This License Agreement (“Agreement”), by and between The Inland Real Estate Group, Inc., an Illinois corporation with its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Licensor”), and Inland Northwest Management Corp., a Delaware corporation, with its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Licensee”), is effective, nunc pro tunc, as of November 10, 2003 (the “Effective Date”), and executed as of November 15, 2007.

WITNESSETH:

WHEREAS, Licensor, through its business and that of its predecessor-in-interest, has adopted and used or caused to be used in United States commerce in connection with certain services in the field of real estate the trade name “Inland” which is registered in the United States Patent and Trademark Office (“USPTO”) as U.S. Registration No. 2,786,134 (the “Trade Name”); and

WHEREAS, Licensee desires to use the Trade Name in connection with the business it is engaged in, as more fully described below; and

WHEREAS, Licensor is willing to grant to Licensee a non-exclusive, non-transferable, revocable, royalty-free right to use the Trade Name subject to, and Licensee is willing to use the Trade Name in accordance with all of the terms and conditions set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties agree as follows:

I.

GRANT OF LICENSE

A.

Licensor grants to Licensee a non-exclusive, revocable, non-transferable, royalty-free right to use the Trade Name solely in connection with management services for Inland Western Retail Real Estate Trust, Inc. (the “Services”).  Use of the Trade Name by Licensee shall comply with the terms and conditions of this Agreement.

B.

Licensor hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including, but not limited to, Licensor’s sole right to authorize or license use of the Trade Name or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to or incorporate the Trade Name, to any third party for any use whatsoever. Without limiting the rights reserved in the first sentence of this paragraph, Licensor hereby reserves any and all rights to use, authorize use or license use of the Trade Name or any other trademarks, designs, domain names, trade names, names or designations which are the same, similar to or incorporate the Trade Name in any geographic territory and in any language.

II.

OWNERSHIP OF THE TRADE NAME

A.

Licensee recognizes the great value of the goodwill associated with the Trade Name and (i) acknowledges that Licensor owns exclusive right, title and interest in and to the Trade

Name, and any and all goodwill pertaining thereto (including, without limitation, any trademark applications and/or registrations therefor); (ii) agrees that it will do nothing inconsistent with such ownership including, but not limited to, directly or indirectly challenging the validity of, or otherwise impairing, any intellectual property rights of Licensor in and to the Trade Name, or Licensor’s ownership thereof, nor may it assist others in doing so, and (iii) agrees that all use of the Trade Name by Licensee shall inure solely to the benefit of Licensor.  Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Trade Name other than the right to use the Trade Name in accordance with this Agreement.  Licensee agrees not to seek registration of the Trade Name, or any trademarks, designs, domain names, trade names, names or designations similar thereto or which are any abbreviation thereof, with any domestic or foreign governmental or quasi-governmental authority or as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

B.

Licensor may file trademark applications to protect the Trade Name, but Licensor is not required to do so, nor is Licensor required to renew or maintain registrations for the Trade Name.  Licensee agrees to assist Licensor, at Licensor’s request, in the procurement and maintenance of any protection of Licensor’s rights in the Trade Name including, without limitation, in the prosecution of trademark applications for the Trade Name in Licensor’s name.

III.

USE OF THE TRADE NAME

A.

 In connection with its permitted use of the Trade Name, Licensee shall not in any manner represent that it has any ownership interest in the Trade Name, and Licensee specifically acknowledges that its permitted use of the Trade Name shall not create in the Licensee any right, title or interest in the Trade Name.

B.

Without detracting from the generality of the foregoing, it is agreed and understood by Licensee that Licensee does not have permission to:  1) sublicense the Trade Name, or 2) transfer, sell or assign any right granted by this Agreement, or 3) modify the Trade Name in any manner whatsoever.  Licensee further acknowledges and agrees that it does not have the right to use the Trade Name in connection with products and services other than as expressly permitted herein.

C.

Licensee acknowledges the importance to Licensor of its reputation and goodwill and to the public of maintaining high, uniform standards of quality in the services provided in connection with the Trade Name. Licensee therefore agrees to maintain a high standard of quality in connection with the Services and its use of the Trade Name in connection therewith commensurate with or better than the high standard maintained by Licensor in connection with its business prior to the effective date, and agrees to perform the Services so as not to impair Licensor’s reputation or goodwill in connection with the Trade Name. To ensure Licensor the ability to protect the goodwill associated with the Trade Name and the validity and integrity of the Trade Name, and to prevent any deception to the public, Licensee shall operate its business in accordance with the standards and requirements of quality, which from time to time are prescribed by Licensor, and shall use the Trade Name in a manner consistent with any format prescribed by Licensor for any and all media, including without limitation all signage, marketing materials, press releases and on the Internet.  If there are any modifications in the Standard Usage Guidelines, they will be delivered to Licensee in writing. Licensee agrees that such standards shall include but not be limited to strict compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of public authorities in effect from time to time and that such laws shall include but not be limited to fair housing laws, antitrust laws, licensing laws, environmental laws, securities laws and consumer laws. Licensee further agrees that such standards shall include the obligation to conduct its business in accordance with the highest ethical standards applicable in its industry. In the event of any failure by Licensee to operate its business in accordance with the standards and requirements set forth herein or as prescribed by Licensor from time to time, or in the event that Licensee engages in any conduct or failure to act that in the sole judgment of  Licensor adversely impacts on the name, reputation, goodwill or business of Licensor, such conduct or failure to act shall constitute a material breach of this Agreement.  If such material breach has not been cured within thirty (30) days following receipt of notice from Licensor, this Agreement shall be terminated.

D.

To determine whether Licensee is complying with this Agreement, Licensor shall have the right to periodically monitor Licensee’s use of the Trade Name.  Upon request by Licensor, Licensee shall provide Licensor with representative samples of each such use prior to the time the Trade Name is published, including but not limited to the use on all signage, marketing materials, press releases and on the Internet.   If Licensor determines that Licensee is using the Trade Name improperly, and/or in a way that does not meet the standards referred to in Article III. C. above, or requirements set forth herein and/or to which Licensor may require adherence to from time to time, Licensor shall notify Licensee, and Licensee shall remedy the improper use within thirty (30) days following receipt of such notice from Licensor. In addition, if Licensor determines that Licensee is engaging in conduct or activities that dilute or damage the value of the goodwill associated with the Trade Name, in each case, Licensor shall provide notice of the conduct or activities to Licensee, and Licensee shall immediately cease the conduct or activities and shall take all actions requested by Licensor to mitigate or remedy any dilution or damage. Use of the Trade Name  in connection with an infringement of any of Licensor’s or a third party’s rights, including but not limited to rights under trademark, patent, trade secret or copyright laws, shall constitute a material breach of this Agreement. If such material breach has not been cured within thirty (30) days following receipt of notice from Licensor, this Agreement shall be terminated.

E.

Licensee shall ensure that trademark, service mark, and any and all other proprietary rights notices that are appropriate to protect the Trade Name is conspicuously placed on all items bearing the Trade Name used by Licensee in accordance with the Standard Usage Guidelines.  In the event that Licensee learns of or has reason to believe that a third party is infringing or threatens to infringe the Trade Name (the “Infringement”), it shall immediately notify Licensor, and Licensor may take such steps as it believes appropriate (in its sole discretion) to terminate or otherwise address the Infringement.  Licensee agrees to cooperate with Licensor and to provide  support to Licensor in such efforts.  If Licensee chooses to appoint counsel on its own, it shall be at Licensee’s sole expense. Licensee shall not take any action to prosecute or settle any such Infringement without Licensor’s written consent.

IV.

LEGEND; DISCLAIMER

Upon Licensor’s request, Licensee shall include 1) a trademark legend satisfactory to Licensor in accordance with the Standard Usage Guidelines indicating that the Trade Name is owned by Licensor and are being used under license and/or 2) a disclaimer that Licensee and not Licensor has produced the materials and is responsible for the content thereof whenever the Trade Name may be used, including but not limited to on signage, marketing materials, letterhead, business cards, flags, checks, documents, promotional items,  press releases or on the Internet. Further, Licensee agrees to display a trademark registration symbol (i.e., “®”) immediately after the Trade Name at least once in any piece of printed or visual material in which they appear (and generally  in its first appearance in such material), normally along side the Trade Name.  If the Trade Name appears in any printed or visual material (other than letterhead, envelopes, or business cards) in which another trademark, design, domain name, trade name, name or designation not belonging to Licensor also appears, the words “A registered mark of The Inland Real Estate Group, Inc.” (or such other legend as may be designated by Licensor) shall appear along with the registration symbol next to the Trade Name.

V.

TERMS AND TERMINATION

A.

The initial term (the “Initial Term”) of this Agreement shall commence as of the Effective Date and, unless terminated earlier as provided  below, automatically shall expire and terminate on the fifth anniversary of the Effective Date (as may be renewed and extended as hereinafter provided, the “Expiration Date”). Notwithstanding the foregoing, the term of this Agreement automatically shall be renewed and extended for consecutive five year periods after the initial Expiration Date (each of which periods (a) shall commence as of the day immediately succeeding the then scheduled Expiration Date, and (b) hereinafter shall be referred to herein as a “Renewal Term”), unless either party hereto elects not to renew and extend the term of this Agreement by delivering notice of such election to the other on or before the ninetieth (90th) day preceding the then scheduled expiration of the Initial Term or applicable Renewal Term, as the case may be.

B.

Notwithstanding Subparagraph A hereof, Licensor may terminate this Agreement at its sole discretion with or without cause upon thirty (30) days prior written notice, and Licensee may terminate this Agreement at its sole discretion with or without cause upon thirty (30)  days prior written notice.

C.

Notwithstanding Subparagraphs A and B above, if Licensee makes any assignment of assets or business for the benefit of creditors, if a trustee or receiver is appointed to administer or conduct Licensee's business or affairs, if Licensee is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, if Licensee fails to comply with any provision of this Agreement, or if Licensee changes its name in whole or in part, Licensor may terminate this Agreement immediately without notice.

D.

Upon the termination or expiration of this Agreement, the License granted hereunder shall immediately and automatically terminate, and Licensee agrees to immediately discontinue any and all use of the Trade Name and to deliver up to Licensor, or its duly authorized representatives, all signage, marketing materials, letterhead, business cards, flags, checks, documents promotional items, press releases, Internet usage and any and all other papers or materials upon which the Trade Name appears, and furthermore will at no time adopt or use, without Licensor's prior written consent, any word, phrase, colors, symbol, logos, marks or other designations which are similar to or likely to be confusing with the Trade Name.

VI.

OBLIGATIONS ON TERMINATION

Any termination of this Agreement shall not impair any other accrued rights or remedies of either Licensor or Licensee.  Upon termination of this Agreement, Licensee shall immediately cease and desist from using the Trade Name, in accordance with the terms set forth herein. Licensee acknowledges and agrees that no indemnities or compensation of any kind shall be due to Licensee as a result of the termination or expiration of this Agreement.  In particular, Licensee waives any claim it may have or acquire against Licensor for any expenses incurred by it in preparing for and operating under this Agreement including, but not limited to, the engagement of any employees or contractors, the rental, purchase, furnishing or remodeling of any facilities and/or the rental, purchase or other acquisition of equipment. Nothing herein shall be construed to relieve Licensee of any obligations with respect to activities undertaken in connection with Licensee’s operation and performance under this Agreement prior to the date of such expiration or termination including, but not limited to, Licensee’s defense and indemnity obligations, and such obligations shall survive any such termination or expiration.  Notwithstanding the above, the provisions of Articles  IB, II, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XVI, and XX shall survive any termination of this Agreement.

VII.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

Licensee has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Licensee of this Agreement has been duly authorized by all necessary corporate actions on the part of the Licensee.  This Agreement has been duly and validly executed and delivered by Licensee and, assuming the due authorization, execution and delivery hereof by Licensor, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as enforcement may be limited by:

(a)

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and

(b)

general equitable principles.

Licensee represents and warrants to Licensor that the licenses granted by this Agreement do not and shall not result in a breach of or constitute a default or violation under any agreement to which Licensee is subject or by which Licensee is bound.

Licensee shall immediately notify Licensor if Licensee becomes aware of any event, circumstance, transaction or occurrence that would make any of the representations or warranties of Licensee contained in this Agreement not true in any respect.

Licensee shall immediately deliver to Licensor any and all written notices and/or written communications delivered to or received from:

(a)

any person or entity challenging or questioning the validity, ownership, use, enforceability, registerability or licensing of the Trade Name;

(b)

any person or entity challenging or questioning the validity of this Agreement or the licenses and rights granted under and pursuant to this Agreement; or

(c)

any governmental authority in regards to the validity, ownership, use, enforceability, registerability and/or licensing of the Trade Name.

Licensee shall not take any actions that would reasonably be expected to affect the registered status or ownership, or create confusion regarding the ownership, of the Trade Name by Licensor.

Licensee shall use its best efforts, and shall cooperate with Licensor, to correct any market confusion related to the use of the Trade Name and any other marks licensed by Licensor to other Affiliates of Licensor.

VIII.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

Licensor has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by Licensor of this Agreement has been duly authorized by all necessary corporate actions on the part of the Licensor.  This Agreement has been duly and validly executed and delivered by Licensor and, assuming the due authorization, execution and delivery hereof by Licensee, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except as enforcement may be limited by:

(a)

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and

(b)

general equitable principles.

Except as set forth above, Licensor makes no representations or warranties, either express or implied, arising by law or otherwise including, but not limited to, implied warranties of non-infringement of third-party rights by the Trade Name or fitness for a particular purpose.  In no event will Licensor have any obligation or liability resulting from tort, or loss of revenue or profit, or for incidental or consequential damages.

IX.

CONFIDENTIAL INFORMATION AND DISCLOSURE

Unless required by law, and except to assert its rights hereunder or for disclosure to its own employees, attorneys, financial advisors on a “need to know” basis, both parties agree not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party which consent shall not be unreasonably withheld.

X.

INDEMNIFICATION

Licensee agrees to indemnify, defend and hold Licensor and its officers, directors, employees and agents, its parent, affiliates, partially or wholly-owned subsidiaries, successors and assigns harmless from and against any and all liability, losses, damages, claims, liens, expenses or causes of action, including, but not limited to, legal fees and expenses that may be incurred by Licensor, arising directly or indirectly out of or in connection with Licensee’s use of the Trade Name or any act or omission to act by Licensee relating to this Agreement, including but not limited to Licensee’s use of the Trade Name and/or content on Licensee’s website(s) linked to, presented in conjunction with or relating to the Trade Name.  Licensor shall provide Licensee with prompt written notice of any claim for which indemnification is sought and shall have the right to participate in the defense of any such claim.

XI.

BINDING EFFECT

This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, if any, of each party hereto.

XII.

GOVERNING LAW; JURISDICTION

This Agreement shall be subject to and governed by the internal laws of the State of Illinois and the United States of America, including, but not limited to, the Lanham Act (15 U.S.C. §1051 et seq.), without regard to principles of choice of law.  The Parties each agree that all disputes arising hereunder shall be tried in the federal and state courts located in Cook County, State of Illinois, and each party hereby agrees to submit to the exclusive jurisdiction of such courts.

XIII.

COSTS AND ATTORNEYS’ FEES

As consideration for Licensor granting the license to Licensee, in the event of any litigation or arbitration between the parties hereto with respect to this Agreement, Licensor shall be entitled to payment by Licensee of all its attorneys’ fees and other costs and expenses incurred in resolving such dispute in addition to such other relief to which Licensor may be entitled in law or equity.

XIV.

WAIVER

Either party’s failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

XV.

INDEPENDENT CONTRACTORS

The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venturer or partner of the other party or as conferring upon either party the power or authority to bind the other party in any transaction with third parties.

XVI.

EQUITABLE RELIEF

Licensee recognizes and acknowledges that a breach by Licensee of this Agreement will cause Licensor irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Trade Name.  In the event of any default or breach by Licensee, Licensor shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss or dilution in addition to any other remedies available. Nothing herein shall limit Licensor’s right to seek monetary damages with respect to a breach.

XVII.

ENTIRE AGREEMENT

This Agreement, including the exhibits and attachments hereto, each of which are hereto incorporated by reference herein, constitutes the entire agreement between the parties and contains all of the terms and conditions of the agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

XVIII.

 SEVERABILITY

If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner.

XIX.

HEADINGS

The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

XX.

NOTICES

All notices, requests or demands to be given under this Agreement from one party to the other  (collectively, “Notices”) shall be in writing and shall be given by personal delivery or by overnight courier service for next Business Day delivery (or Saturday delivery, if desired) at the other party’s address set forth below.  Notices given by personal delivery (i.e. by the sending party or a messenger) shall be deemed given on the date of delivery and Notices given by overnight courier shall be deemed given upon deposit with the overnight courier service. If any party’s address is a business, receipt by a receptionist, or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term, Business Day, means any day other than Saturday, Sunday or any other day on which state banks are required or are authorized to be closed in Chicago, Illinois.    Notices may be issued by an attorney for a party and in such case  such Notices shall be deemed given by such party. The parties’ addresses are as follows:

LICENSOR:

LICENSEE:

The Inland Real Estate Group, Inc.

Inland Northwest Management Corp.

2901 Butterfield Road

2901 Butterfield Road

Oak Brook, Illinois 60523

Oak Brook, Illinois 60523

Attn: Robert H. Baum, General Counsel

Attn:  Thomas P. McGuinness, President

A party’s addresses for notice may be changed from time to time by notice given to the other party in the manner herein provided for giving notice.

XXI.

FURTHER ASSURANCE

Each party to this Agreement agrees to execute and deliver any and all documents, and to perform any and all further acts, that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

XXII.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

XXIII.

 SURVIVAL

The provisions of Articles IB, II, IV, V, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XVI, and XX will survive any termination of this Agreement.

XXIV.

ASSIGNMENT

Licensor may, in its sole discretion, assign this Agreement to another person or entity. Licensee shall be entitled to assign this Agreement to another person or entity only upon the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion.

WHEREAS, the parties have caused this Agreement to be duly executed as of the date set forth above.

THE INLAND REAL ESTATE GROUP, INC., an Illinois corporation

By: ________________________________

Name: _____________________________

Title: ______________________________

INLAND NORTHWEST MANAGEMENT CORP., a Delaware corporation

By: ________________________________

Name: ______________________________

Title: ______________________________

[Signature Page to License Agreement]